                                                                       EXHIBIT D

October 8, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

     We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on October 1, 2001, to be filed by our former client, Engle Homes, Inc. We agree with the statements made in response to that
Item insofar as they relate to our Firm.

Very truly yours,

/s/  BDO Seidman, LLP

BDO Seidman, LLP